UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 20, 2005 (January 19, 2005)

CoTherix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50794	04-3513144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

5000 Shoreline Court, Suite 101, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

(650) 808-6500

(Registrant's telephone number, including area code)

Item 1.01 Entry into a Material Definitive Agreement

Effective January 19, 2005, CoTherix, Inc. ("CoTherix") and Accredo Health Group, Inc. ("Accredo") entered into a Distribution and Services Agreement whereby CoTherix appointed Accredo as one of a limited number of wholesale/retail distributors of Ventavis.

Under this agreement, Accredo has been appointed as one of up to three specialty pharmacy distributors that will distribute Ventavis and approved nebulizers. Accredo will also provide services to patients and physicians such as reimbursement assistance, patient education and professional compliance counseling, and Accredo will be the exclusive provider of call center support services for Ventavis. We will pay Accredo for providing these services and Accredo will provide us data related to call center and reimbursement support services, distribution and compliance for patients initiated on Ventavis. The agreement extends for an initial term of three years, unless terminated by either party on 180 days notice or under certain other circumstances.

The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2005

CoTherix, Inc.
By:	/s/ Christine Gray-Smith
Christine Gray-Smith Executive Vice President and Chief Financial Officer